UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 15, 2024
Date of Report (Date of earliest event reported)

8x8, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $0.001 PER SHARE	EGHT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On August 15, 2024, 8x8, Inc, (the “Company”) held its annual meeting of stockholders for calendar year 2024 (the "Annual Meeting") at which a quorum for the transaction of the business was present virtually or represented by proxy. There were 127,962,563 shares of common stock entitled to be voted at the Annual Meeting, of which 102,430,467 were voted. The stockholders voted on the following proposals at the Annual Meeting:
1.Election of seven directors to hold office until the 2025 Annual Meeting of Stockholders of the Company, and until their respective successors have been duly elected and qualified. The Company's nominees were Jaswinder Pal Singh, Monique Bonner, Andrew Burton, Todd Ford, Alison Gleeson, Elizabeth Theophille and Samuel Wilson.
2.Ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2025.
3.Approval, through an advisory vote, of the Company's executive compensation for the fiscal year ended March 31, 2024.
4.Approval of an amendment to the 2022 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 14,000,000 shares.
5.Approval of an amendment to the Company’s existing charter to provide for the elimination of certain officers’ personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware.
Final voting results were as follows:
Proposal One: Election of Directors

	For	Withheld	Broker Non-Vote
Jaswinder Pal Singh	80,928,816	988,486	20,513,165
Monique Bonner	81,027,520	889,782	20,513,165
Andrew Burton	81,407,425	509,877	20,513,165
Todd Ford	81,187,701	729,601	20,513,165
Alison Gleeson	81,150,173	767,129	20,513,165
Elizabeth Theophille	81,096,464	820,838	20,513,165
Samuel Wilson	81,034,768	882,534	20,513,165
Each of the Company's nominees was elected to serve as a director until the next annual meeting of stockholders, and until such director's successor has been elected and qualified.
Proposal Two: Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
100,640,685	1,198,747	591,035	—
The stockholders ratified the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2025.
Proposal Three: Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Vote
80,110,161	1,702,404	104,737	20,513,165
The stockholders approved, on an advisory basis, the Company's executive compensation for the fiscal year ended March 31, 2024.
Proposal Four: Approval of an amendment to the 2022 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 14,000,000 shares.

For	Against	Abstain	Broker Non-Vote
57,934,555	23,925,311	57,436	20,513,165
The stockholders approved the amendment to the 2022 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 14,000,000 shares.

Proposal Five: Approval of an amendment to the Company’s existing charter to provide for the elimination of certain officers’ personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware.

For	Against	Abstain	Broker Non-Vote
47,589,897	34,228,851	98,554	20,513,165
The stockholders did not approve the amendment to the Company’s existing charter to provide for the elimination of certain officers’ personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 19, 2024

8x8, Inc.

By:	/s/ LAURENCE DENNY
Laurence Denny
Chief Legal Officer